UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 10, 2014
Date of Report (Date of earliest event reported)

bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(415) 715-3900
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2014, bebe stores, inc. (the "Company") announced the appointment of Darren Horvath as the Company’s Vice President Controller and Principal Accounting Officer.
Prior to joining bebe, Mr. Horvath held the position of Finance Director with Amazon.com, Inc., supporting several different product lines/geographies. Prior to joining Amazon in 2009, Mr. Horvath spent 12 years with Ernst & Young, providing audit and advisory services for clients in several industries.
Mr. Horvath will receive a base salary of $190,000 per year, and he will be eligible to participate in the Company’s bonus plan at 30% of salary level, subject to the terms of the Company’s bonus plan. Mr. Horvath will also be receiving equity compensation from the Company the amount to be determined at a future date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014	bebe stores, inc.

	By:	/s/ Liyuan Woo
	Name:	Liyuan Woo
	Title:	Chief Financial Officer